UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2012

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

435 Devon Park Drive
Building 500,
Wayne, PA, 19087
USA
(Address of principal executive offices, including zip code)

484-588-5400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On May 14, 2012 (the “Petition Date”), Encorium Group, Inc.’s (the “Company”) wholly owned operating subsidiary, Encorium Oy, a company organized under the laws of Finland (“Encorium Oy”) filed a voluntary bankruptcy petition to liquidate its assets in the District Court of Espoo, Finland (the “Bankruptcy Filing”).. The trustee appointed in the Bankruptcy’s filing was Mr. Lassi Nyyssӧnen.
In the Schedules of Assets and Liabilities filed by Encorium Oy with the Bankruptcy Filing, Encorium Oy reported that, as of the Petition Date, its total assets were approximately EURO 8,500,000 and its total liabilities were approximately EURO 11,700,000 million.

In connection with the filings, Encorium Oy has ceased all business activity and operations.
The Company anticipates it will also file for bankruptcy for Progenitor Holding AG, a company organized under the laws of Switzerland.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing will cause a default by Encorium Oy on all outstanding debt obligations.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

Concurrent with the Bankruptcy Filing, all employees of Encorium Oy have been terminated.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Dated: May18, 2012	By:	/s/ Kai Lindevall
Kai Lindevall
Chief Executive Officer